			   SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
			      (Amendment No.   )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to (s)240.14a-11(c) or (s)240.14a-12

				 Seventh Generation, Inc.
	_______________________________________________________________________
		      (Name of Registrant as Specified In Its Charter)
	_______________________________________________________________________
	(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)      Title of each class of securities to which transaction applies:
		_______________________________________________

	2)      Aggregate number of securities to which transaction applies:
		_______________________________________________

	3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state now it was determined):
		_______________________________________________
	4)      Proposed maximum aggregate value of transaction:
		_______________________________________________

	5)      Total fee paid:
		_______________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

		1)  Amount previously paid:
		_____________________________

		2)  Form, Schedule or Registration Statement No:
		_____________________________

		3)  Filing party:
		_____________________________

		4)  Date Filed:
		_____________________________

SEVENTH GENERATION, INC.
ONE MILL STREET, BOX A26
BURLINGTON, VT   05401-1530



April 10, 1997



Dear Stockholder,

    You are cordially invited to attend the 1997 Annual Meeting of Stockholders of SEVENTH GENERATION, INC. (the "Company") to be held at 11:00 a.m. on Monday, May 5, 1997 at the Company's offices located at One Mill Street, Burlington, Vermont.

    At the Annual Meeting, five persons will be elected to the Board of Directors. Such other business will be transacted as may properly come before the Annual Meeting.

    We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged promptly to complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

Sincerely,


/s/Jeffrey A. Hollender
Jeffrey A. Hollender
President and Chief
Executive Officer


YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

SEVENTH GENERATION, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held Monday, May 5, 1997


To the Stockholders of Seventh Generation, Inc.:

	NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SEVENTH GENERATION, INC., a Vermont corporation (the "Company"), will be held on Monday, May 5, 1997, at 11:00 a.m, at the Company's offices located at One Mill Street, Burlington, Vermont for the following purposes:

1. To elect five members to the Board of Directors to hold office until the next annual meeting of Stockholders and until their successors are duly elected and qualified.

2. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

    The Board of Directors has fixed the close of business on March 14, 1997 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

    All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.




BY ORDER OF THE BOARD OF DIRECTORS


/s/Anita B. Lavoie
Anita B. Lavoie
SECRETARY




April 10, 1997

SEVENTH GENERATION, INC.
ONE MILL STREET, BOX A26
BURLINGTON, VT   05401-1530
(802) 658-3773

_______________________________

PROXY STATEMENT
_______________________________

GENERAL INFORMATION

	This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SEVENTH GENERATION, INC. (the "Company"), a Vermont corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at the Company's offices located at One Mill Street, Burlington, Vermont on Monday, May 5, 1997, at 11:00 a.m., and any adjournments thereof (the "Meeting").

	Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the five nominees for director named herein. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the out-standing shares of the Company's common stock, par value $.000333 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting.

	The affirmative vote of a plurality of the shares of Common Stock voted affirmatively or negatively at the Meeting is required with respect to the election of directors.

	The close of business on March 14, 1997 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on March 14, 1997, the Company had 2,428,791 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

	The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company, who will not be compensated for any such solicitation.

	This Proxy Statement and the accompanying proxy are being mailed on or about April 10, 1997 to all Stockholders entitled to notice of and to vote at the Meeting.

	The Annual Report to Stockholders for the fiscal year ended December 31, 1996 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.



SHARE OWNERSHIP

	 The following table sets forth certain information as of February 14, 1997 concerning the ownership of Common Stock by each Stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, each current member of the Board of Directors, the executive officers named in the Summary Compensation Table on Page 6 hereof, and all current Directors and executive officers as a group.

				     Shares Beneficially Owned
(1)
Name and Address*                       Number        Percent

Jeffrey A. Hollender  (2)
1 Mill St., Box A26
Burlington, VT  05401-1530              334,568        12.68%

Sheila Hollender  (3)
1 Mill St., Box A26
Burlington, VT  05401-1530              334,568        12.68%

Arthur Gray, Jr.  (4)                   105,912         4.29%

Peter Graham  (5)
540 Madison Avenue, 10th Floor
New York, NY 10022                      147,944         6.02%

Joshua Sapan  (6)                        35,146         1.43%

Jeffrey Phillips (7)                     74,000         2.96%

All executive officers and directors
  as a group (6 persons)  (8)           697,570        24.86%

   * Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

(1) The number of shares of Common Stock issued and outstanding on February 14, 1997 was 2,428,791. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible debentures which are or become exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such options, warrants or convertible debentures, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted in the footnotes, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2) Includes 125,444 shares of Common Stock owned by Mr. Hollender and 209,124 shares of Common Stock that Mr. Hollender may acquire upon the exercise of options which are or become exercisable within 60 days. Excludes 18,776 shares of Common Stock owned, or which may be acquired upon the exercise of warrants and options by various relatives of Mr. Hollender, of which Mr. Hollender disclaims beneficial ownership. Sheila Hollender is the spouse of Jeffrey Hollender.

(3)     Represents the shares referred to in note (2) above owned by Jeffrey
A. Hollender, spouse of Sheila Hollender, of which Ms. Hollender disclaims beneficial ownership.

(4) Includes 63,199 shares of Common Stock owned by Mr. Gray and 35,000 shares of Common Stock that Mr. Gray may acquire upon the exercise of options which are or become exercisable within 60 days. Also includes 3,963 shares of Common Stock owned by the Lerner Gray Foundation and 3,750 shares of Common Stock which the Lerner Gray Foundation may acquire upon the exercise of warrants which are or become exercisable within 60 days. Mr. Gray is the President of the Lerner Gray Foundation. Excludes 2,772 shares of Common Stock owned by Mr. Gray's daughter, of which Mr. Gray disclaims beneficial ownership.


(5) Includes 118,944 shares of Common Stock owned by Mr. Graham and 29,000 shares of Common Stock that Mr. Graham may acquire upon the exercise of options or warrants which are or become exercisable within 60 days.

(6)     Includes 8,573 shares of Common Stock owned by Mr. Sapan and
26,573 shares of Common Stock that Mr. Sapan may acquire upon the exercise of options or warrants which are or become exercisable within 60 days.

(7) Includes 74,000 shares of Common Stock that Mr. Phillips may acquire upon the exercise of options which are or become exercisable within 60 days. Excludes options to purchase 12,000 shares which are not exercisable within 60 days.

(8) Includes an aggregate of 320,123 shares of Common Stock owned by directors and executive officers and an aggregate of 377,447 shares of Common Stock which directors and executive officers may acquire upon the exercise of options and warrants which are or become exercisable within 60 days. Excludes options and warrants to purchase 12,000 shares which are not exercisable within 60 days. See notes (2), (3), (4), (5), (6), and (7).


MANAGEMENT


Directors

	The Company's Articles of Incorporation and Restated By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's Articles of Incorporation and Restated By-Laws, the number of directors is fixed from time to time by the Board of Directors, which number may not be less than three nor more than twelve, and directors serve in office until the next annual meeting of Stockholders and until their successors have been elected and qualified.

	Pursuant to the Company's Articles of Incorporation and Restated By-Laws, the Board of Directors has voted (i) to fix the size of the Board of Directors at five and (ii) to nominate Arthur Gray, Jr., Jeffrey Hollender, Sheila Hollender, Peter Graham, and Joshua Sapan for election at the Meeting to serve until the next annual meeting of Stockholders and until their respective successors have been elected and qualified.

	The names of the Company's current directors and certain information about them are set forth below:

	Name                  Age     Position with the Company

	Arthur Gray, Jr.       74     Chairman of the Board
	Jeffrey A. Hollender   42     President, Chief Executive Officer and
				      Director
	Sheila Hollender       42     Director
	Joshua Sapan           46     Director
	Peter Graham           42     Director

	Arthur Gray, Jr. has served as a Director of the Company since June 1989 and as Chairman of the Board since August 1993. Since July 1993, Mr. Gray has been a Managing Director of Cowen Asset Management, a subsidiary of Cowen & Company. Prior to joining Cowen Asset Management, from 1984 to 1993 Mr. Gray was President and Chief Executive Officer of Dreyfus Personal Management, Inc., a division of Dreyfus, Inc.. Mr Gray is also a Director of Genelabs Technologies, Inc., a publicly traded company, and the National Museum of Natural History. Mr Gray has also served as a Director and Co-Chairman of the Finance Committee of the American Arbitration Association.

	Jeffrey A. Hollender has served as the Chief Executive Officer and a Director of the Company since March 1989 and President of the Company since June 1992. He served as Chairman of the Board from March 1989 to August 1993. Prior to joining the Company, Mr. Hollender was a management consultant with the Briar Patch Group, a consulting firm he founded in 1987. From 1979 to 1987, he was President and Chief Executive Officer of Warner Audio Publishing, a division of Warner Communications, and its predecessor, Network for Learning, Inc. Mr. Hollender is the author of How to Make the World a Better Place and serves on the Board of Directors of the Vermont Businesses for Social Responsibility.

	Sheila Hollender has served as a Director of the Company since June 1993. Ms. Hollender has been a partner of the law firm Rudd, Rosenberg & Hollender since 1990, was a partner of the law firm Bell, Kalnick, Sassawer, Klee, Green & Rudd from 1988 to 1990, and was a partner of the law firm Rosen,
Rudd, Kera, Graubard & Hollender from 1986 to 1988.   Ms. Hollender currently
is employed as a commissioned salesperson for the Company. Sheila Hollender is the spouse of Jeffrey Hollender.

	Joshua Sapan has served as a Director of the Company since April 1989. In 1995, Mr. Sapan was named CEO of Rainbow Programming Holdings, Inc., which operates a portfolio of cable television networks owned by Cablevision, NBC and TCI. They include American Movie Classics, Bravo, The Independent Film Channel, MuchMusic USA, SPORTSCHANNEL Regional Network, Prime Network, NewSport and News 12. In July 1993, Mr. Sapan was named Rainbow President and COO, after joining the company in 1987 as President of Rainbow's entertainment division. Previously, he was Senior Vice President of Marketing for Showtime Entertainment.

	Peter Graham has served as a Director of the Company since December 1993. He is President and a Director of Ladenburg, Thalmann Group, Inc., a New York investment banking firm. Mr. Graham joined Ladenburg, Thalmann & Co., Inc. ("Ladenburg"), a subsidiary of Ladenburg, Thalmann Group, Inc. in 1976, and has served on Ladenburg's Board of Directors since 1982. He also serves as a Director of the following public companies: Rudy's Restaurant Group, Inc., Suspensions and Parts Industries, Ltd., and Regency Equities Corporation.


Committees of the Board of Directors and Meetings

	Meeting Attendance. During the fiscal year ended December 31, 1996, there were three meetings of the Board of Directors. All directors attended all of the meetings held of the Board and of Committees of the Board on which they served during 1996.

	Audit Committee. The Audit Committee, which met twice in fiscal 1996, currently has two members, Arthur Gray, Jr. and Peter Graham. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

	Compensation Committee. The Compensation Committee, which met three times in fiscal 1996, currently has two members, Arthur Gray, Jr. and Peter Graham. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company. The Compensation Committee also administers the Company's 1993 and 1994 Employee, Director and Consultant Stock Option Plans and the 1990 Stock Option Plan.

	Compensation Committee Interlocks and Insider Participation. The Compensation Committee has two members, Arthur Gray, Jr. and Peter Graham. None of the members of the Compensation Committee are employed by the Company.

	The Board of Directors does not have a standing nominating committee.


Compensation of Directors

	Pursuant to the 1993 Employee, Director and Consultant Stock Option Plan (the "Plan"), each non-employee director is automatically granted, on an annual basis, options to purchase 1,500 shares of Common Stock at exercise prices equal to the fair market value of the Common Stock on the date of grant. Expenses incurred in attending Board of Directors meetings and committee meetings are reimbursed by the Company.


Executive Officers

	The name of, and certain information regarding, the executive officer of the Company who is not also a director, is set forth below.

	Name                Age    Position

	Jeffrey Phillips     45    Executive Vice President, Marketing & Sales

	Jeffrey Phillips has served as Executive Vice President of Marketing and Sales of the Company since February 1996, and Vice President of Marketing and Sales since February 1994. Prior to joining the Company, from 1986 through February 1994, Mr. Phillips served as Vice President of Marketing for Webster Industries, a Division of Chelsea Industries, Inc., a manufacturer of consumer household products.


EXECUTIVE COMPENSATION

Summary Compensation Table

	The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and the other most highly compensated person who was serving as an executive officer of the Company as of December 31, 1996 (collectively, the "Named Executive Officers') for services rendered to the Company in all capacities during the three fiscal years ended December 31, 1996. No other executive officer of the Company earned more than $100,000 for the year ended December 31, 1996.


						 Long Term
						Compensation
						 Securities
			       Annual            Underlying       All Other
			    Compensation $     Options/SARs(#)  Compensation $

Name and Principal     Fiscal
Position                Year   Salary $  Bonus $

Jeffrey A. Hollender (1) 1996  $135,000  $25,000  0 / 120,000        $6,571
President and Chief      1995  $125,000  $25,000                     $5,226
  Executive Officer      1994  $125,000                              $5,226

Jeffrey M. Phillips (2)  1996  $107,500  $20,000  50,000 / 30,000    $6,000
Vice President,          1995  $100,000  $15,000
  Sales & Marketing      1994  $100,000           36,000

	(1) The amounts of All Other Compensation for Jeffrey Hollender during the last three fiscal years consist of insurance premiums paid by the Company with respect to term life insurance for the benefit of Mr. Hollender and the cost of leasing an automobile for Mr. Hollender's use.

	(2) The amount of All Other Compensation for Mr. Phillips consists of an automobile allowance.

Option/SAR Grants in Last Fiscal Year


		   Number of
		   Securities        % of Total
		   Underlying        Options / SARs  Exercise
		   Options /         Granted to      or Base
		   SARs              Employees in    Price        Expiration
Name               Granted(#)(1)(2)  Fiscal Year     ($/Sh) (3)   Date


Jeffrey Hollender  0 / 120,000       0 / 45.3%
Jeffrey Phillips   50,000 / 30,000   77.5% / 11.3%   $0.515     January 2, 2006

	(1) The options were granted pursuant to the Company's 1994 Employee, Director and Consultant Stock Option Plan (the "1994 Plan").
The options granted are nonqualified stock options half of which vested at the date of grant and half of which vest annually in two equal installments commencing one year from the date of grant. The Options terminate ten years after the grant date, subject to earlier terminatin in accordance with the 1994 Plan.

(2) The SARs, or incentive units, were granted pursuant to the Company's Incentive Plan. Each incentive unit entitles the holder to the appreciation in value of one share of common stock of the Company from the grant date and vests based upon the attainment of contigent future performance goals established by the compensation committee of the Board of Directors related to revenue and operating profits, but no earlier than three (3) years from the grant of the units, and accelerate in the event of a change of control of the Company.

(3) The base price of the incentive units is based upon the market value of the Company's common stock on the grant date of the units.


Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Values

	There were no exercises of options or SARs by the Named Executive Officers during the last fiscal year. The following table indicates the number of shares covered by both exercisable and unexercisable stock options and SARs held by the Named Executive Officers as of December 31, 1996. None of the exercisable or unexercisable options granted to the Named Executive Officers were "in-the-money" as of December 31, 1996. 150,000 of the SARs granted to the Named Executive Officers were "in-the-money" as of December 31, 1996, although none of such SARs are exercisable. Options and SARs are classified as "in-the-money" only if there is a positive spread between the exercise price of such options or SARs and the fiscal year end value of the Company's Common Stock. None of the options held by the Named Executive Officers have exercise prices less than $.50, the average of the bid and ask price per share of the Company's Common Stock as reported in the NASDAQ OTC Bulletin Board on December 31, 1996. With respect to the SARs, the average base price was $0.4375 per unit at the grant date, and the average base exercise price of the unexercisable SARs would have been $0.50 per unit at December 31, 1996.


		Number of Securities
		     Underlying                                      Value of
		Unexercised Options               SARs             Unexercised
	       at Fiscal Year-End (#)                             In-the-Money
								      SARs
Name          Exercisable/Unexercisable  Exercisable/Unexercisable

Jeffrey Hollender  209,124 / 0            0 / 120,000                $7,500
Jeffrey Phillips    74,000 / 12,000       0 /  30,000                $1,875


Employment Contracts, Termination of Employment and Change of Control
Arrangements

     The Company entered into a five-year employment agreement with Jeffrey A. Hollender, effective November 29, 1993, pursuant to which Mr. Hollender serves as President and Chief Executive Officer. The agreement contains a covenant by Mr. Hollender not to compete with the Company during his employment and for a period of two years thereafter. The agreement provides for an annual salary of $125,000 during the first year, with a cost of living increase in the second and third years and annual increases thereafter to be determined by the Compensation Committee based primarily on the performance of the Company.
In the event Mr. Hollender is terminated without cause, the Company has agreed to pay his salary for the remaining term of the agreement. The Company is the owner and sole beneficiary of a $1,500,000 term life insurance policy covering Mr. Hollender.

     The Company has entered into a five-year employment agreement with Jeffrey
M. Phillips, effective February 28, 1994, pursuant to which Mr. Phillips serves as Vice President of Marketing and Sales of the Company. The agreement contains a covenant by Mr. Phillips not to compete with the Company during his employment and for a period of two years thereafter. The agreement provides for an annual salary of $100,000 during the first year with annual increases thereafter to be determined by the Compensation Committee based on Mr. Phillips' performance and the performance of the Company. Mr. Phillips is also entitled to receive a bonus of up to $25,000, payable at the end of each fiscal year as shall be determined by the Compensation Committee of the Board of Directors in its sole discretion.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

	Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

	To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	During 1995 and 1996, Jeffrey A. Hollender, the Chief Executive Officer of the Company, guaranteed up to $300,000 of the obligations of the Company to one of its principal suppliers.



ELECTION OF DIRECTORS

(Notice Item 1)


	Under the Company's Articles of Incorporation and Restated By-Laws, the number of directors is fixed from time to time by the Board of Directors, which number may not be less than three nor more than twelve, and directors serve in office until the next annual meeting of Stockholders and until their successors have been elected and qualified.

	Pursuant to the Company's Articles of Incorporation and Restated By-Laws, the Board of Directors has voted: (i) to set the size of the Board of Directors at five, and (ii) to nominate Arthur Gray, Jr., Jeffrey Hollender, Sheila Hollender, Joshua Sapan, and Peter Graham for election at the Meeting to serve until the next annual meeting of Stockholders and until their respective successors have been elected and qualified.

	Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his or her place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

	A plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.


	THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ARTHUR GRAY, JR., JEFFREY A. HOLLENDER, SHEILA HOLLENDER, JOSHUA SAPAN,
	AND PETER GRAHAM AS DIRECTORS, AND PROXIES SOLICITED BY THE
	BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

	The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.


INDEPENDENT PUBLIC ACCOUNTANTS

	The Board of Directors has appointed Coopers & Lybrand L.L.P, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1996. Coopers & Lybrand L.L.P audited the Company's financial statements for the fiscal year ended December 31, 1995. The Company does not expect that representatives of Coopers & Lybrand L.L.P. will be present at the Meeting.

	On October 24, 1995, the Audit Committee of the Board of Directors of Seventh Generation, Inc., a Vermont corporation (the "Company"), approved a resolution to dismiss KPMG Peat Marwick as independent certified public accountants of the Company and to engage Coopers & Lybrand L.L.P. to serve as auditors of the Company for the fiscal year ended December 31, 1995. The Audit Committee's decision was ratified by the Board of Directors.

	During the fiscal years ended December 31, 1994, 1993, 1992 and 1991, and the interim period subsequent to December 31, 1994, there have been no disagreements with KPMG Peat Marwick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events. KPMG Peat Marwick's report on the Company's consolidated financial statements for the fiscal years ended December 31, 1994, 1993, 1992 and 1991 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

	KPMG Peat Marwick's auditors report on the consolidated financial statements of Seventh Generation, Inc. and subsidiary for the years ended December 31, 1994 and 1993 contained a separate paragraph stating that "the Company's continuing losses from operations raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty."

	KPMG Peat Marwick has furnished the Company with a letter addressed to the Securities and Exchange Commission (the "Commission") stating that it agrees with the foregoing statements of the Company. A copy of KPMG Peat Marwick's letter to the Commission, dated November 7, 1995, was filed as
Exhibit 16 to the Current Report on Form 8-K filed on November 7, 1995.


STOCKHOLDER PROPOSALS

	To be considered for presentation at the Annual Meeting of Stockholders to be held in 1998, Stockholder proposals must be received, marked for the attention of: Jeffrey A. Hollender, President and Chief Executive Officer, Seventh Generation, Inc., One Mill Street, Box A26, Burlington, VT 05401-1530, no later than December 11, 1997.

	WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU
	ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.


	By order of the Board of Directors:


	/s/Anita B. Lavoie
	Anita B. Lavoie
	SECRETARY
	April 10, 1997